AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of March 23, 2009, by and between Fidelity Select Portfolios, a Massachusetts business trust, on behalf of its series Networking and Infrastructure Portfolio and Communications Equipment Portfolio. Fidelity Select Portfolios may be referred to herein as the "Trust." The Trust is a duly organized business trust under the laws of the Commonwealth of Massachusetts with its principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Communications Equipment Portfolio and Networking and Infrastructure Portfolio may be referred to herein collectively as the "Funds" or each individually as the "Fund."

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise: (a) the transfer of all of the assets of Networking and Infrastructure Portfolio to Communications Equipment Portfolio solely in exchange for shares of beneficial interest in Communications Equipment Portfolio (the Communications Equipment Portfolio Shares) and the assumption by Communications Equipment Portfolio of Networking and Infrastructure Portfolio's liabilities; and (b) the constructive distribution of such shares by Networking and Infrastructure Portfolio pro rata to its shareholders in complete liquidation and termination of Networking and Infrastructure Portfolio, all upon the terms and conditions set forth in this Agreement. The foregoing transactions are referred to herein as the "Reorganization."

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF NETWORKING AND INFRASTRUCTURE PORTFOLIO. Networking and Infrastructure Portfolio represents and warrants to and agrees with Communications Equipment Portfolio that:

(a) Networking and Infrastructure Portfolio is a series of Fidelity Select Portfolios, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Select Portfolios is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Networking and Infrastructure Portfolio dated April 29, 2008, as supplemented, previously furnished to Communications Equipment Portfolio, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Communications Equipment Portfolio, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Networking and Infrastructure Portfolio, threatened against Networking and Infrastructure Portfolio which assert liability on the part of Networking and Infrastructure Portfolio. Networking and Infrastructure Portfolio knows of no facts which might reasonably form the basis for the institution of such proceedings, except as otherwise disclosed to Communications Equipment Portfolio;

(e) Networking and Infrastructure Portfolio is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Networking and Infrastructure Portfolio, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Networking and Infrastructure Portfolio is a party or by which Networking and Infrastructure Portfolio is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Networking and Infrastructure Portfolio is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Networking and Infrastructure Portfolio at February 29, 2008, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and have been furnished to Communications Equipment Portfolio together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended August 31, 2008. Said Statement of Assets and Liabilities and Schedule of Investments fairly present the Fund's financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Networking and Infrastructure Portfolio has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of February 28, 2009 and those incurred in the ordinary course of Networking and Infrastructure Portfolio's business as an investment company since February 28, 2009;

(h) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Fidelity Select Portfolios on Form N-14 relating to the shares of Communications Equipment Portfolio issuable hereunder and the proxy statement of Networking and Infrastructure Portfolio included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to Networking and Infrastructure Portfolio (i) comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date (as defined in Section 6), the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the Prospectus), as amended or supplemented, insofar as it relates to Networking and Infrastructure Portfolio, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Networking and Infrastructure Portfolio of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(j) Networking and Infrastructure Portfolio has filed or will file all federal and state tax returns which, to the knowledge of Networking and Infrastructure Portfolio's officers, are required to be filed by Networking and Infrastructure Portfolio and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Networking and Infrastructure Portfolio's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(k) Networking and Infrastructure Portfolio has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date;

(l) All of the issued and outstanding shares of Networking and Infrastructure Portfolio are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding shares of Networking and Infrastructure Portfolio will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Communications Equipment Portfolio in accordance with this Agreement;

(m) As of both the Valuation Time (as defined in Section 4) and the Closing Date, Networking and Infrastructure Portfolio will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of Networking and Infrastructure Portfolio to be transferred to Communications Equipment Portfolio pursuant to this Agreement. As of the Closing Date, subject only to the delivery of Networking and Infrastructure Portfolio's portfolio securities and any such other assets as contemplated by this Agreement, Communications Equipment Portfolio will acquire Networking and Infrastructure Portfolio's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Communications Equipment Portfolio) and without any restrictions upon the transfer thereof; and

(n) The execution, delivery, and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Networking and Infrastructure Portfolio, and this Agreement constitutes a valid and binding obligation of Networking and Infrastructure Portfolio enforceable in accordance with its terms, subject to shareholder approval.

2. REPRESENTATIONS AND WARRANTIES OF COMMUNICATIONS EQUIPMENT PORTFOLIO. Communications Equipment Portfolio represents and warrants to and agrees with Networking and Infrastructure Portfolio that:

(a) Communications Equipment Portfolio is a series of Fidelity Select Portfolios, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Select Portfolios is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Communications Equipment Portfolio, dated April 29, 2008, as supplemented, previously furnished to Networking and Infrastructure Portfolio did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Networking and Infrastructure Portfolio, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Communications Equipment Portfolio, threatened against Communications Equipment Portfolio which assert liability on the part of Communications Equipment Portfolio. Communications Equipment Portfolio knows of no facts which might reasonably form the basis for the institution of such proceedings, except as otherwise disclosed to Networking and Infrastructure Portfolio;

(e) Communications Equipment Portfolio is not, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Communications Equipment Portfolio, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Communications Equipment Portfolio is a party or by which Communications Equipment Portfolio is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Communications Equipment Portfolio is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Communications Equipment Portfolio at February 28, 2009, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and have been furnished to Networking and Infrastructure Portfolio together with such unaudited financial statements and schedule of investments (including market values) for the six month period ended August 31, 2008. Said Statements of Assets and Liabilities and Schedule of Investments fairly present its financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Communications Equipment Portfolio has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of February 28, 2009 and those incurred in the ordinary course of Communications Equipment Portfolio's business as an investment company since February 29, 2008;

(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Communications Equipment Portfolio of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(i) Communications Equipment Portfolio has filed or will file all federal and state tax returns which, to the knowledge of Communications Equipment Portfolio's officers, are required to be filed by Communications Equipment Portfolio and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Communications Equipment Portfolio's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Communications Equipment Portfolio has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on February 28, 2010;

(k) As of the Closing Date, the shares of beneficial interest of Communications Equipment Portfolio to be issued to Networking and Infrastructure Portfolio will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's Statement of Additional Information) by Communications Equipment Portfolio, and no shareholder of Communications Equipment Portfolio will have any preemptive right of subscription or purchase in respect thereof;

(l) The execution, delivery, and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Communications Equipment Portfolio, and this Agreement constitutes a valid and binding obligation of Communications Equipment Portfolio enforceable in accordance with its terms, subject to approval by the shareholders of Networking and Infrastructure Portfolio;

(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Communications Equipment Portfolio, (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Prospectus, as amended or supplemented, insofar as it relates to Communications Equipment Portfolio, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(n) All of the issued and outstanding shares of beneficial interest of Communications Equipment Portfolio have been offered for sale and sold in conformity with the federal securities laws.

3. REORGANIZATION.

(a) Subject to the requisite approval of the shareholders of Networking and Infrastructure Portfolio and to the other terms and conditions contained herein, Networking and Infrastructure Portfolio agrees to assign, sell, convey, transfer, and deliver to Communications Equipment Portfolio as of the Closing Date all of the assets of Networking and Infrastructure Portfolio of every kind and nature existing on the Closing Date. Communications Equipment Portfolio agrees in exchange therefor: (i) to assume all of Networking and Infrastructure Portfolio's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Networking and Infrastructure Portfolio the number of full and fractional shares of Communications Equipment Portfolio having an aggregate net asset value equal to the value of the assets of Networking and Infrastructure Portfolio transferred hereunder, less the value of the liabilities of Networking and Infrastructure Portfolio, determined as provided for under Section 4.

(b) The assets of Networking and Infrastructure Portfolio to be acquired by Communications Equipment Portfolio shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by Networking and Infrastructure Portfolio, and any deferred or prepaid expenses shown as an asset on the books of Networking and Infrastructure Portfolio on the Closing Date. Networking and Infrastructure Portfolio will pay or cause to be paid to Communications Equipment Portfolio any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Communications Equipment Portfolio hereunder, and Communications Equipment Portfolio will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

(c) The liabilities of Networking and Infrastructure Portfolio to be assumed by Communications Equipment Portfolio shall include (except as otherwise provided for herein) all of Networking and Infrastructure Portfolio's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Networking and Infrastructure Portfolio agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

(d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, Networking and Infrastructure Portfolio will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Communications Equipment Portfolio Shares in exchange for such shareholders' shares of beneficial interest in Networking and Infrastructure Portfolio and Networking and Infrastructure Portfolio will be liquidated in accordance with Networking and Infrastructure Portfolio's Amended and Restated Declaration of Trust. Such distribution shall be accomplished by the Funds' transfer agent opening accounts on Communications Equipment Portfolio's share transfer books in the names of the Networking and Infrastructure Portfolio shareholders and transferring the Communications Equipment Portfolio Shares thereto. Each Networking and Infrastructure Portfolio shareholder's account shall be credited with the respective pro rata number of full and fractional Communications Equipment Portfolio Shares due that shareholder. All outstanding Networking and Infrastructure Portfolio shares, including any represented by certificates, shall simultaneously be canceled on Networking and Infrastructure Portfolio's share transfer records. Communications Equipment Portfolio shall not issue certificates representing the Communications Equipment Portfolio Shares in connection with the Reorganization.

(e) Any reporting responsibility of Networking and Infrastructure Portfolio is and shall remain its responsibility up to and including the date on which it is terminated.

(f) Any transfer taxes payable upon issuance of the Communications Equipment Portfolio Shares in a name other than that of the registered holder on Networking and Infrastructure Portfolio's books of the Networking and Infrastructure Portfolio shares constructively exchanged for the Communications Equipment Portfolio Shares shall be paid by the person to whom such Communications Equipment Portfolio Shares are to be issued, as a condition of such transfer.

4. VALUATION.

(a) The Valuation Time shall be as of the close of business of the New York Stock Exchange on the Closing Date, or such other date as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).

(b) As of the Closing Date, Communications Equipment Portfolio will deliver to Networking and Infrastructure Portfolio the number of Communications Equipment Portfolio Shares having an aggregate net asset value equal to the value of the assets of Networking and Infrastructure Portfolio transferred hereunder less the liabilities of Networking and Infrastructure Portfolio, determined as provided in this Section 4.

(c) The net asset value per share of the Communications Equipment Portfolio Shares to be delivered to Networking and Infrastructure Portfolio, the value of the assets of Networking and Infrastructure Portfolio transferred hereunder, and the value of the liabilities of Networking and Infrastructure Portfolio to be assumed hereunder shall in each case be determined as of the Valuation Time.

(d) The net asset value per share of the Communications Equipment Portfolio Shares shall be computed in the manner set forth in the then-current Communications Equipment Portfolio Prospectus and Statement of Additional Information, and the value of the assets and liabilities of Networking and Infrastructure Portfolio shall be computed in the manner set forth in the then-current Networking and Infrastructure Portfolio Prospectus and Statement of Additional Information.

(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly-owned subsidiary of FMR LLC, in accordance with its regular practice as pricing agent for Networking and Infrastructure Portfolio and Communications Equipment Portfolio.

5. FEES; EXPENSES.

(a) Networking and Infrastructure Portfolio shall be responsible for all expenses, fees and other charges in connection with the transactions contemplated by this Agreement, provided that they do not exceed the Fund's 1.15% expense cap in effect since January 1, 2007. Expenses exceeding the Fund's expense cap will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities).

(b) Any expenses incurred in connection with the transactions contemplated by this Agreement which may be attributable to Communications Equipment Portfolio will be borne by Communications Equipment Portfolio provided that they do not exceed the Fund's expense cap in effect since January 1, 2007. Expenses exceeding the Fund's expense cap will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities).

(c) Each of Communications Equipment Portfolio and Networking and Infrastructure Portfolio represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. CLOSING DATE.

(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of the Trust, 82 Devonshire Street, Boston, Massachusetts, as of the Valuation Time on June 19, 2009, or at some other time, date, and place agreed to by Networking and Infrastructure Portfolio and Communications Equipment Portfolio (the Closing Date).

(b) In the event that on the Closing Date: (i) any of the markets for securities held by the Funds is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of Networking and Infrastructure Portfolio and the net asset value per share of Communications Equipment Portfolio is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

7. SHAREHOLDER MEETING AND TERMINATION OF NETWORKING AND INFRASTRUCTURE PORTFOLIO.

(a) Networking and Infrastructure Portfolio agrees to call a meeting of its shareholders after the effective date of the Registration Statement, to consider transferring its assets to Communications Equipment Portfolio as herein provided, adopting this Agreement, and authorizing the liquidation of Networking and Infrastructure Portfolio.

(b) Networking and Infrastructure Portfolio agrees that as soon as reasonably practicable after distribution of the Communications Equipment Portfolio Shares, Networking and Infrastructure Portfolio shall be terminated as a series of Fidelity Select Portfolios pursuant to its Amended and Restated Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Networking and Infrastructure Portfolio shall not conduct any business except in connection with its liquidation and termination.

8. CONDITIONS TO OBLIGATIONS OF COMMUNICATIONS EQUIPMENT PORTFOLIO.

(a) That Networking and Infrastructure Portfolio furnishes to Communications Equipment Portfolio a statement, dated as of the Closing Date, signed by an authorized officer of Fidelity Select Portfolios, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Networking and Infrastructure Portfolio made in this Agreement are true and correct in all material respects and that Networking and Infrastructure Portfolio has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

(b) That Networking and Infrastructure Portfolio furnishes Communications Equipment Portfolio with copies of the resolutions, certified by an authorized officer of Fidelity Select Portfolios, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of Networking and Infrastructure Portfolio;

(c) That, on or prior to the Closing Date, Networking and Infrastructure Portfolio will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of Networking and Infrastructure Portfolio substantially all of Networking and Infrastructure Portfolio's investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;

(d) That Networking and Infrastructure Portfolio shall deliver to Communications Equipment Portfolio at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on Networking and Infrastructure Portfolio's behalf by its Treasurer or Assistant Treasurer;

(e) That Networking and Infrastructure Portfolio's custodian shall deliver to Communications Equipment Portfolio a certificate identifying the assets of Networking and Infrastructure Portfolio held by such custodian as of the Valuation Time on the Closing Date and stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to Communications Equipment Portfolio; (ii) Networking and Infrastructure Portfolio's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all applicable taxes (including stock transfer taxes, if any) in conjunction with the delivery of the assets, that the custodian has been notified are due, have been paid or provision for payment has been made;

(f) That Networking and Infrastructure Portfolio's transfer agent shall deliver to Communications Equipment Portfolio at the Closing a certificate setting forth the number of shares of Networking and Infrastructure Portfolio outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

(g) That Networking and Infrastructure Portfolio calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Communications Equipment Portfolio as herein provided, adopting this Agreement, and authorizing the liquidation and termination of Networking and Infrastructure Portfolio;

(h) That Networking and Infrastructure Portfolio delivers to Communications Equipment Portfolio a certificate of an authorized officer of Fidelity Select Portfolios, dated as of the Closing Date, that there has been no material adverse change in Networking and Infrastructure Portfolio's financial position since February 28, 2009, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and

(i) That all of the issued and outstanding shares of beneficial interest of Networking and Infrastructure Portfolio shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of Networking and Infrastructure Portfolio or its transfer agent by Communications Equipment Portfolio or its agents shall have revealed otherwise, Networking and Infrastructure Portfolio shall have taken all actions that in the opinion of Communications Equipment Portfolio are necessary to remedy any prior failure on the part of Networking and Infrastructure Portfolio to have offered for sale and sold such shares in conformity with such laws.

9. CONDITIONS TO OBLIGATIONS OF NETWORKING AND INFRASTRUCTURE PORTFOLIO.

(a) That Communications Equipment Portfolio shall have executed and delivered to Networking and Infrastructure Portfolio an Assumption of Liabilities, certified by an authorized officer of Fidelity Select Portfolios, dated as of the Closing Date pursuant to which Communications Equipment Portfolio will assume all of the liabilities of Networking and Infrastructure Portfolio existing at the Valuation Time in connection with the transactions contemplated by this Agreement;

(b) That Communications Equipment Portfolio furnishes to Networking and Infrastructure Portfolio a statement, dated as of the Closing Date, signed by an authorized officer of Fidelity Select Portfolios, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Communications Equipment Portfolio made in this Agreement are true and correct in all material respects, and Communications Equipment Portfolio has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

(c) That Networking and Infrastructure Portfolio shall have received an opinion of Dechert LLP, counsel to Networking and Infrastructure Portfolio and Communications Equipment Portfolio, to the effect that the Communications Equipment Portfolio Shares are duly authorized and upon delivery to Networking and Infrastructure Portfolio as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Communications Equipment Portfolio (except as disclosed in Communications Equipment Portfolio's Statement of Additional Information) and no shareholder of Communications Equipment Portfolio has any preemptive right of subscription or purchase in respect thereof.

10. CONDITIONS TO OBLIGATIONS OF COMMUNICATIONS EQUIPMENT PORTFOLIO AND NETWORKING AND INFRASTRUCTURE PORTFOLIO.

(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of Networking and Infrastructure Portfolio;

(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Communications Equipment Portfolio or Networking and Infrastructure Portfolio to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Communications Equipment Portfolio or Networking and Infrastructure Portfolio, provided that either party hereto may for itself waive any of such conditions;

(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Dechert LLP;

(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;

(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Communications Equipment Portfolio and Networking and Infrastructure Portfolio, threatened by the Commission; and

(f) That Communications Equipment Portfolio and Networking and Infrastructure Portfolio shall have received an opinion of Dechert LLP satisfactory to Communications Equipment Portfolio and Networking and Infrastructure Portfolio that for federal income tax purposes:

(i) The Reorganization will constitute a tax-free reorganization under Section 368(a) of the Code.

(ii) Networking and Infrastructure Portfolio will not recognize gain or loss upon the transfer of substantially all of its assets to Communications Equipment Portfolio in exchange solely for Communications Equipment Portfolio Shares and the assumption of all liabilities of Networking and Infrastructure Portfolio, except that Networking and Infrastructure Portfolio may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code.

(iii) Networking and Infrastructure Portfolio will not recognize gain or loss upon the distribution to its shareholders of the Communications Equipment Portfolio Shares received by Networking and Infrastructure Portfolio in the Reorganization.

(iv) Communications Equipment Portfolio will recognize no gain or loss upon receiving the properties of Networking and Infrastructure Portfolio in exchange solely for Communications Equipment Portfolio Shares and the assumption of all liabilities of Networking and Infrastructure Portfolio.

(v) The adjusted basis to Communications Equipment Portfolio of the properties of Networking and Infrastructure Portfolio received by Communications Equipment Portfolio in the Reorganization will be the same as the adjusted basis of those properties in the hands of Networking and Infrastructure Portfolio immediately before the exchange.

(vi) Communications Equipment Portfolio's holding periods with respect to the properties of Networking and Infrastructure Portfolio that Communications Equipment Portfolio acquires in the Reorganization will include the respective periods for which those properties were held by Networking and Infrastructure Portfolio (except where investment activities of Communications Equipment Portfolio have the effect of reducing or eliminating a holding period with respect to an asset).

(vii) The Networking and Infrastructure Portfolio shareholders will recognize no gain or loss upon receiving Communications Equipment Portfolio Shares solely in exchange for Networking and Infrastructure Portfolio shares.

(viii) The aggregate basis of the Communications Equipment Portfolio Shares received by a Networking and Infrastructure Portfolio shareholder in the Reorganization will be the same as the aggregate basis of Networking and Infrastructure Portfolio shares surrendered by the Networking and Infrastructure Portfolio shareholder in exchange therefor.

(ix) A Networking and Infrastructure Portfolio shareholder's holding period for the Communications Equipment Portfolio Shares received by the Networking and Infrastructure Portfolio shareholder in the Reorganization will include the holding period during which the Networking and Infrastructure Portfolio shareholder held Networking and Infrastructure Portfolio shares surrendered in exchange therefor, provided that the Networking and Infrastructure Portfolio shareholder held such shares as a capital asset on the date of the Reorganization.

Notwithstanding anything herein to the contrary, neither Networking and Infrastructure Portfolio nor Communications Equipment Portfolio may waive the conditions set forth in this subsection 10(f).

11. COVENANTS OF COMMUNICATIONS EQUIPMENT PORTFOLIO AND NETWORKING AND INFRASTRUCTURE PORTFOLIO.

(a) Communications Equipment Portfolio and Networking and Infrastructure Portfolio each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions, and provided further that during the period between shareholder approval and the Closing Date, Networking and Infrastructure Portfolio expects to temporarily depart from its 80% name test policy to facilitate aligning its investments with Communications Equipment Portfolio in preparation for the Closing;

(b) Networking and Infrastructure Portfolio covenants that it is not acquiring the Communications Equipment Portfolio Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

(c) Networking and Infrastructure Portfolio covenants that it will assist Communications Equipment Portfolio in obtaining such information as Communications Equipment Portfolio reasonably requests concerning the beneficial ownership of Networking and Infrastructure Portfolio's shares; and

(d) Networking and Infrastructure Portfolio covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Declaration of Trust in accordance with applicable law, and after the Closing Date, Networking and Infrastructure Portfolio will not conduct any business except in connection with its liquidation and termination.

12. TERMINATION; WAIVER.

Communications Equipment Portfolio and Networking and Infrastructure Portfolio may terminate this Agreement by mutual agreement. In addition, either Communications Equipment Portfolio or Networking and Infrastructure Portfolio may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of Networking and Infrastructure Portfolio or Communications Equipment Portfolio, or their respective Trustees or officers.

13. SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Communications Equipment Portfolio or Networking and Infrastructure Portfolio; provided, however, that following the shareholders' meeting called by Networking and Infrastructure Portfolio pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Communications Equipment Portfolio Shares to be paid to Networking and Infrastructure Portfolio shareholders under this Agreement to the detriment of such shareholders without their further approval.

(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14. DECLARATIONS OF TRUST.

A copy of each Fund's Amended and Restated Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.

15. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY SELECT PORTFOLIOS

On behalf of Networking and Infrastructure Portfolio

/s/Kenneth B. Robins

Kenneth B. Robins

President and Treasurer

FIDELITY SELECT PORTFOLIOS

On behalf of Communications Equipment Portfolio

/s/Kenneth B. Robins

Kenneth B. Robins

President and Treasurer